EXHIBIT 99.2

            Order of Delaware Court of Chancery Dated March 17, 2006



             IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                        IN AND FOR NEW CASTLE COUNTY

HIGHLAND LEGACY LIMITED,                   )
                                           )
          Plaintiff,                       )
                                           )
       v.                                  )
                                           )
                                           )            C.A. No. 1566-N
                                           )
STEVEN G. SINGER, GARY SINGER,             )
TEJAS, INC., TEJAS SECURITIES              )
GROUP, INC., GERALD S. KITTNER,            )
CHRISTOPHER W. DOWNIE,                     )
COMMUNICATION TECHNOLOGY                   )
ADVISORS LLC, CAPITAL &                    )
TECHNOLOGY ADVISORS, INC.,                 )
PETER D. AQUINO, JARED E.                  )
ABBRUZZESE, BARRY A.                       )
WILLIAMSON, RAYMOND L. STEELE,             )
and C. GERALD GOLDSMITH,                   )
                                           )
          Defendants,                      )
and                                        )
                                           )
MOTIENT CORPORATION,                       )
                                           )
          Nominal Defendant.               )


                          MEMORANDUM OPINION AND ORDER

                          Submitted: February 21, 2006
                             Decided: March 17, 2006


Kevin R. Shannon, Esquire, Michael A. Pittenger, Esquire, Matthew E. Fischer, Esquire, POTTER ANDERSON & CORROON, LLP, Wilmington, Delaware; Brian D. Hail, Esquire, Haynes and Boone LLP, New York, New York, Attorneys for the Plaintiff.

Gregory P. Williams, Esquire, Lisa A. Schmidt, Esquire, Richard T. Rollo, Esquire, Harry Tashjian, IV, Esquire, RICHARDS LAYTON & FINGER, PA, Wilmington, Delaware; Attorneys for Steven G. Singer, Barry A. Williamson, Gerald S. Kittner, Raymond L. Steele, C. Gerald Goldsmith, Christopher W. Downie, and Motient Corporation.

William J. Marsden, Esquire, Stamoulis, Esquire, FISH &RICHARDSONN, PC, Wilmington; William B. Mateja, Esquire, Paul E. Coggins, Esquire, FISH & RICHARDSON, PC, Dallas, Texas, Attorneys for Gary Singer.

David C. McBride, Esquire, Martin S. Lessner, Esquire, Michele Sherretta, Esquire, YOUNG CONAWAY STARGATT & TAYLOR, LLP, Wilmington, Delaware; Gregory A. Markel, Esquire, Martin L. Seidel, Esquire, Jason Jurgens, Esquire, CADWALADER, WICKERSHAM & TAFT LLP, New York, New York, Attorneys for Tejas, Inc., Tejas Securities Group, Inc., Communications Technology Advisors, Inc., and Jared E. Abbruzzese.

Andre G. Bouchard, Esquire, Joel Friedlander, Esquire, BOUCHARD MARGULES & FRIEDLANDER, P.A., Wilmington, Delaware; Douglas W. Henkin, Esquire, Renee H. Sekino, Esquire, MILBANK, TWEED, HADLEY & McCLOY, LLP, New York, New York, Attorneys for Peter D. Aquino.


LAMB, Vice Chancellor.

         A large stockholder brought this derivative action alleging that the directors committed corporate waste by paying exorbitant fees and warrants over a period of years to two financial advisory firms for their services. In addition, the plaintiff stockholder alleges an unrelated claim that the directors breached their fiduciary duties by allowing the brother of one of them to act in a managerial position in violation of a federal court order that forbids him from acting as an officer or director of any public company. The complaint names as defendants five of the seven directors, the two financial advisory firms, several former directors and a current corporate officer, and the "banned" brother.

         The defendants have moved to dismiss the complaint under Rule 23.1 for failure to allege with particularity facts establishing demand futility. The court's review of the complaint reveals that it does not allege with particularity facts from which the court could reasonably conclude that the majority of the directors in office when the complaint was filed were disabled from impartially considering a demand. In particular, the court cannot reasonably infer from the scant particularized facts alleged that there is a reasonable doubt that either (1) the majority of the directors were disinterested and independent, or that (2) the challenged transactions were otherwise the product of a valid exercise of business judgment. For these reasons, the motion to dismiss under Rule 23.1 will be granted.

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                                       I.

A. The Parties(1)
   -------------

         Motient Corporation is a Delaware corporation with its principal place of business in Lincolnshire, Illinois. Motient provides two-way wireless mobile data services and nationwide wireless internet services.(2) Motient's primary asset is its interest in Mobile Satellite Ventures, L.P., which provides mobile satellite-based communication services. Communication Technology Advisors LLC is a financial and operational restructuring firm with offices in Albany, New York and Reston, Virginia.(3) Capital & Technology Advisors, Inc. is a Delaware corporation affiliated with Communication Technology Advisors LLC.(4) Communication Technology Advisors and Capital & Technology Advisors are referred to herein collectively as CTA. Tejas, Inc. is a Delaware corporation with its principal place of business in Austin, Texas.(5) Tejas is a full service brokerage and investment banking firm that operates primarily through its subsidiary, Tejas Securities Group, Inc., a Texas corporation.(6) Tejas, Inc. and Tejas Securities Group, Inc. are referred

_____________________
(1) The facts recited in this opinion are taken from the well-pleaded allegations of the First Amended Complaint, unless otherwise noted, and are presumed to be true for the purposes of this motion. Grobow v. Perot, 539 A.2d 180, 187 (Del. 1988) ("upon a motion to dismiss, only well-pleaded allegations of fact must be accepted as true; conclusionary allegations of fact or law not supported by allegations of specific fact may not be taken as true").
(2) Compl. P. 16.
(3) Compl. P. 4.
(4) Id.
(5) Compl. P. 5.
(6) Id.

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to herein collectively as Tejas. On July 1, 2005, Tejas acquired CTA for approximately $65 million in cash and stock paid to CTA's shareholders, and CTA became a wholly owned subsidiary of Tejas. (7)

         The plaintiff, Highland Legacy Limited, is the largest single holder of Motient common stock.(8) Highland purchased its shares of Motient stock in 2002 when Motient emerged from bankruptcy.(9) James Dondero is the President of Strand Advisors, Inc., the general partner of Highland Capital Management, L.P., which is the collateral manager and equity investor in Highland.(10)

B. The Individual Defendants
   -------------------------

         At the time the complaint was filed, Motient had a seven-member board of directors consisting of Dondero, Jonelle St. John, and defendants Steven Singer, Gerald Kittner, Raymond Steele, Barry Williamson, and C. Gerald Goldsmith.(11) Steven Singer has been a Motient director since May 2002 and chairman of the board since June 2003. Kittner has been a Motient director since May 2002 and was also an advisor, consultant, and executive officer of CTA. Steele and Goldsmith have been Motient directors since May 2004 and June 2005,




_____________________
(7) Compl. P. P. 5, 37.
(8) Compl. P. 2. Highland Legacy Limited is a company organized under the laws of the Cayman Islands. It owns 223,880 shares of Motient common stock.
(9) Id.
(10) Compl. P. 3.
(11) Id. Dondero recently resigned from Motient's board of directors.

                                        3


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respectively. While each is alleged to have certain affiliations with Steven
Singer, neither has any ties to CTA or Tejas. Williamson was appointed to the Motient board in 2005 and also serves as an outsider director of Tejas.

         The complaint also names as defendants Jared Abbruzzese and Peter Aquino, who are former members of Motient's board of directors.(12) Abbruzzese served as a Motient director from May 2002 to June 2003. Abbruzzese was also the founder and managing principal of CTA prior to its merger with Tejas.(13) Aquino was the senior managing director of CTA from February 2002 until July 2005. Aquino replaced Abbruzzese on the Motient board and served until March 2005 when he was replaced by Williamson.(14)

         Defendant Christopher Downie is Motient's principal executive officer who earlier served as its executive vice president, chief operating officer, and treasurer.(15)

         Lastly, the named defendants include Gary Singer, the brother of defendant Steven Singer. Gary Singer was convicted of fraud, money laundering, and racketeering arising out of his management of another corporation.(16) In connection




_____________________
(12) Compl. P. 3.
(13) Compl. P. 13.
(14) Compl. P. 12.
(15) Compl. P. 3.
(16) Compl. P. 7.

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with that case, the government obtained a permanent injunction barring Gary
Singer from acting as an officer or director for any public company.(17)

C.       Background Facts
         ----------------

         In May 2002, Motient emerged from bankruptcy and, thereafter in 2002, hired CTA to provide financial and restructuring consulting services.(18) At that time, two Motient directors, Abbruzzese and Kittner, were affiliated with CTA.(19) Abbruzzese was the founder and managing principal of CTA, and Kittner was an advisor, consultant, and senior executive at CTA.(20) Somewhat imprecisely, the complaint alleges that CTA and Abbruzzese have functioned as Motient's executive management since May 2002.(21)

         Since May 2002, Motient has paid CTA significant fees, totaling over $3 million. At the time the complaint was filed, CTA was receiving a fee of $60,000 per month. Over the course of its retention by Motient, CTA has also received warrants to purchase hundreds of thousands of shares of Motient stock, now allegedly worth tens of millions of dollars.(22) The complaint alleges that these payments were so excessive as to amount to corporate waste.




_____________________
(17) Id.
(18) Compl. P. P. 2, 17.
(19) Compl. P. P. 8, 17.
(20) Compl. P. P. 4, 8, 13.
(21) Compl. P. 17.
(22) Id.

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


         In 2004, the Motient board decided to raise capital by conducting a private placement offering. CTA, Abbruzzese (who by then had been replaced on the board by Aquino, the senior managing director of CTA), and Gary Singer, the brother of director Steven Singer, encouraged the Motient directors to use Tejas, Inc., a regional financial advisor, as its private placement agent.(23) According to the complaint, "CTA also discouraged any competitive bidding for the service provided by Tejas, pressuring the board that no adequate alternatives existed and contriving urgency that did not exist."(24) As a result, the complaint alleges, "the board felt compelled to follow CTA's advice without proper consideration of alternatives or alternative service providers."(25) Furthermore, it is alleged that the directors, other than Dondero, provided little input and had basically no deliberation on these private placement transactions.(26)

         The plaintiff alleges that CTA and Abbruzzese failed to disclose that Tejas was unqualified to perform the services for which it was retained.(27) Tejas's investment banking revenue was a de minimis part of its business, accounting for less than 1% of its revenue.(28) However, after Tejas began working for Motient, it




_____________________
(23) Compl. P. P. 5, 19, 20, 21.
(24) Compl. P. 19.
(25) Id.
(26) Id.
(27) Compl. P. P. 20, 21.
(28) Compl. P. 21.

is alleged that Tejas investment banking revenue increased over 25,000%, its annual profit increased over 2,600%, and its stock price appreciated 900% in one year.(29)

         Like CTA, Tejas was allegedly paid an above-market rate for its services.(30) The complaint states that Motient compensated Tejas with exorbitant fees and granted it significant warrants to purchase Motient common stock worth tens of millions of dollars.(31) For example, in July 2004, it is alleged that Tejas received warrants valued at $11.6 million at the time of issuance even though Motient received only $30 million of proceeds from the offering.(32) In total, the alleged estimated value of the warrants issued to CTA and Tejas is over $50 million.(33) In July 2005, Tejas acquired CTA. As a result, CTA and persons affiliated with it, including Abbruzzese, Kittner, and Aquino, substantially benefitted from the supposed excessive compensation paid to CTA and Tejas by Motient.(34)













_____________________
(29) Id.
(30) Compl. P. 22.
(31) Compl. P. 21.
(32) Compl. P. 22.
(33) Compl. P. 23.
(34) Compl. P. P. 5, 20, 37.

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


D. Procedural Posture
   ------------------

         Highland, which is managed by director Dondero, brought this derivative action on behalf of Motient, arguing inter alia, that the directors and the shareholders were duped into approving exorbitant fees to unqualified financial advisers.(35) For this, the complaint asserts the following causes of action:
(1) a claim against directors Singer, Aquino, Kittner, Williamson, Steele, and Goldsmith, and Downie, Motient's principal executive officer, for breaching their fiduciary duties by hiring and paying exorbitant fees and warrants to CTA and Tejas; (2) a claim against Gary Singer, Abbruzzese, CTA, and Tejas for aiding and abetting these breaches of fiduciary duties; and (3) a claim against Steven Singer, Abbruzzese, Kittner, Aquino, Downie, CTA, and Tejas for unjust enrichment.(36)

         In addition, the plaintiff alleges a separate unrelated claim that the board breached its fiduciary duties by allowing Gary Singer to actively participate in the management of Motient in contravention of the federal injunction against him acting as an officer or director of any public company.(37) The complaint alleges that Gary Singer participated in many of Motient's board meetings and conference calls and acted as a de facto officer and director of the company.(38) The plaintiff also



_____________________
(35) Compl. P. 20.
(36) Compl. P. P. 48-60.
(37) Compl. P. P. 7, 57.
(38) Compl. P. P. 34, 57.

alleges that "Gary Singer routinely pressures the board for compensation."(39) Allegedly, in February 2005, after Motient paid CTA $3.7 million in connection with the closing of Motient's acquisition of certain assets, CTA assigned approximately $1.1 million of this fee to the Singer Children's Management Trust controlled by Gary Singer.(40)

         The defendants have moved to dismiss the complaint claiming, among other things, that the plaintiff failed to satisfy the pleading requirements of Rule 23.1, and that the plaintiff is not a fair and adequate class representative. Specifically, the defendants argue that the plaintiff did not make a demand on the board before proceeding with this derivative suit and has not shown that demand was excused as futile. In addition, Gary Singer argues that the complaint should be dismissed as to him for lack of personal jurisdiction.(41)

         The plaintiff filed an answering brief in opposition to the motions to dismiss, contending that the complaint pleads sufficient facts demonstrating the futility of demand. First, the plaintiff argues that a majority of Motient's board are either



_____________________
(39) Compl. P. 34.
(40) Compl. P. 32.
(41) The argument that the court lacks personal jurisdiction over Gary Singer is two-fold. First, he argues that 10 Del. C. ss. 3114 does not provide a statutory basis for the exercise of personal jurisdiction over him since he is not an officer or director of Motient or any other Delaware corporation. Second, the he contends that the exercise of personal jurisdiction over him, a nonresident who lacks minimum contacts with the State of Delaware, would violate the due process clause of the Fourteenth Amendment. Because the court finds that the complaint must be dismissed for other reasons, it does not reach the issue of personal jurisdiction over Gary Singer.

interested or not independent.(42) The plaintiff contends that director Steven Singer is conflicted because of the allegations against his brother Gary Singer, and that directors Steele and Goldsmith lack independence because they are dominated and controlled by Steven Singer. Directors Kittner and Williamson allegedly lack independence due to their connections with CTA and Tejas. Second, the plaintiff claims that just three days after the filing of this complaint, the company stated in a Form 8-K filed with the Securities and Exchange Commission that "Motient believes that these lawsuits have no merit and intends to vigorously defend these lawsuits."(43) According to the plaintiff, "Motient and the defendant board members should not be entrusted to prosecute claims that they have declared dead on arrival."(44) Lastly, the plaintiff alleges that the board retaliated against director Dondero for bringing this action by forming an executive committee which excluded Dondero on the day this complaint was filed.(45)

                                       II.

         As is well known, Section 141(a) of the Delaware General Corporation Law provides that the board of directors of a corporation manages the business and







_____________________
(42) Compl. P. 62.
(43) Compl. P. 47.
(44) Id.
(45) Compl. P. 44.

affairs of the corporation.(46) This authority includes the decision whether or not to initiate litigation on behalf of the corporation.(47) With that said, a stockholder may pursue derivative litigation without obtaining the board's prior approval pursuant to Court of Chancery Rule 23.1 by establishing through particularized factual allegations that a pre-suit demand on the board would have been futile.(48) The test of futility is whether at the time of the filing of the suit a majority of the directors could have impartially considered and acted upon the demand.(49) As the Delaware Supreme Court stated in Aronson v.
Lewis:

         Our view is that in determining demand futility the Court of Chancery in the proper exercise of its discretion must decide whether, under the particularized facts alleged, a reasonable doubt is created that: (1) the directors are disinterested and




_____________________
(46) 8 Del. C. ss. 141(a) ("The business and affairs of every corporation organized under this chapter shall be managed by or under the direction of a board of directors, except as may be otherwise provided in this chapter or in its certificate of incorporation").
(47) Aronson v. Lewis, 473 A.2d 805, 812 (Del. 1984) (stating that "[t]he demand requirement is a recognition of the fundamental precept that directors manage the business and affairs of the corporation"); Grimes v. Donald, 673 A.2d 1207, 1215 (Del. 1996) (stating that "[i]f a claim belongs to the corporation, it is the corporation, acting through its board of directors, which must make the decision whether or not to assert the claim"); Levine v. Smith, 591 A.2d 194, 200 (Del. 1991) (stating that "[t]he directors of a corporation and not its shareholders manage the business and affairs of the corporation . . . and accordingly, the directors are responsible for deciding whether to engage in derivative litigation").
(48) DONALD J. WOLFE, JR. & MICHAEL A. PITTENGER, CORPORATE AND COMMERCIAL PRACTICE IN THE DELAWARE COURT OF CHANCERY ss. 9-2(b) (2005) p. 9-46-52 (explaining that "the derivative action by its very nature constitutes an impingement upon the managerial freedom and authority vested in the board under the Delaware General Corporation Law").
(49) Aronson, 473 A.2d at 809-10 (stating that "futility is gauged by the circumstances existing at the commencement of a derivative suit").

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         independent   and  (2)  the  challenged   transaction   was
         otherwise the product of a valid exercise of business judgment.(50)

This court must grant the defendant's motion to dismiss in accordance with Rule
23.1 if the stockholder does not plead sufficient facts to satisfy either prong of the Aronson test.(51)

         Here, the plaintiff did not make a pre-suit demand on the board, but rather argues that such demand would be futile.(52) Primarily, the plaintiff argues that the facts alleged in the complaint are sufficient to satisfy the first prong of Aronson. The plaintiff alleges that a majority of Motient's directors are incapable of impartially considering a demand to pursue claims relating to transactions involving CTA, Tejas, and Gary Singer. The plaintiff concedes independence and disinterest of directors Dondero and St. John. Therefore, the plaintiff must establish a basis to excuse demand on at least four of the five remaining directors.





_____________________
(50) Id. at 814; see also Brehm v. Eisner, 746 A.2d 244, 254-255 (Del. 2000)
(explaining that Rule 23.1 requires that the plaintiff must allege with particularity facts raising a reasonable doubt that the corporate action being questioned was properly the product of business judgment).
(51) White v. Panic, 783 A.2d 543, 549 (Del. 2001) (stating that "at the motion to dismiss stage of the litigation, plaintiffs are entitled to all reasonable factual inferences that logically flow from the particularized facts alleged, but conclusory allegations are not considered as expressly pleaded facts or factual inferences"); Kaufman v. Belmont, 479 A.2d 282, 284 (Del. Ch. 1984) (stating that "[i]n response to the motion to dismiss for failure to make a pre-suit demand, it is necessary to review the complaint in detail to ascertain if the plaintiff has alleged with particularity facts which show that a pre-suit demand for redress of the alleged wrongs would have been futile").
(52) Ch. Ct. R. 23.1.

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A. First Prong Of Aronson
   ----------------------

         The plaintiff alleges that director Steven Singer lacks independence because of the claims asserted against his brother, and that directors Steele and Goldsmith are dominated and controlled by Singer.(53) Specifically, the plaintiff claims that Goldsmith and Steele are beholden to Singer because they have a history of doing business together. This contention is based solely on the alleged facts that Singer served with Steele and Goldsmith on the boards of other companies.(54) The complaint alleges that Steele and Goldsmith served with Singer on the board of directors of American Banknote Company, and that Steele also served with Singer on the board of directors of Globix Corp.(55) In addition, the complaint alleges that, at approximately the same time Goldsmith retired from the American Banknote board, he was nominated to serve on the Motient board.(56) From this, the plaintiff claims that Goldsmith and Steele are dependent on Singer for the compensation they receive as directors of these companies.(57) Therefore, the plaintiff alleges,


_____________________
(53) Compl. P. P. 40, 42. The complaint makes no allegations that Steele and Goldsmith have any ties to CTA or Tejas, and there is no allegation that Steven Singer has any interest in CTA or Tejas.
(54) Compl. P. P. 6, 9 11.
(55) Compl. P. P. 39, 40, 42. Globix and American Banknote are not claimed to be parties to, or affiliated with any parties to, any of the entities that engaged in the challenged transactions.
56 Compl. P. 42.
57 Compl. P. P. 9, 11, 39, 40, 42. The complaint alleges that Steele received a total of approximately $50,000 in annual fees for serving on the boards of these two corporations. It is also alleged that Steele received various stock options and warrant grants from both entities in connection with his service as a director. However, no details are provided concerning how many options or warrants Steele received from either entity or the terms or conditions of them.

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there is reasonable doubt as to whether Steele and Goldsmith can impartially consider a lawsuit adverse to Singer.

         "In the demand-futile context a plaintiff charging domination and control of one or more directors must allege particularized facts manifesting a direction of corporate conduct in such a way as to comport with the wishes or interests of the corporation (or persons) doing the controlling."(58) In order to establish lack of independence, the complaint must create a reasonable doubt that a director is so beholden to an interested director that his or her discretion would be sterilized.(59) However, an allegation that directors are dominated and controlled, standing alone, does not meet the demand futility standard. There must be some alleged nexus between the domination and the resulting personal benefit to the controlling party.(60)




_____________________
Goldsmith allegedly was paid a consulting fee of $10,000 a month (the complaint does not allege the duration of this consulting arrangement), was awarded a participation in American Banknote's restructuring bonus pool at a $100,000 level, and was given $40,000 for past services when he retired from the board. The court cannot reasonably conclude based on the pleading that these payments were "part of a pattern of largesse" controlled by Singer.
(58) Aronson, 473 A.2d at 816.
(59) Rales v. Blasband, 634 A.2d 927, 936 (Del. 1993); Beam v. Stewart, 845 A.2d 1040, 1050 (Del. 2004) (explaining that independence is a fact-specific determination made in the context of a particular case); In re Compucom Sys. Inc. S'holders Litig., 2005 Del. Ch. LEXIS 145 at *30 (Del. Ch. Sept. 29, 2005) (stating that "a party alleging domination and control of a company's board of directors bears the burden of proving such control by showing a lack of independence on the part of the directors").
(60) Aronson, 473 A.2d at 816.

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         Here, there are no well-pleaded allegations which allow the court to reasonably infer that Goldsmith and Steele were in any way controlled by or financially beholden to Singer. The plaintiff does not allege that Singer controlled Globix or American Banknote such that Goldsmith and Steele were dependent on Singer for their director positions.(61) Nor does the plaintiff allege particularized facts that Singer had the ability to deprive Goldsmith and Steele of their director fees.(62) Moreover, the complaint does not even allege that these fees were unusually large or material to Goldsmith or Steele.(63)

         Rather, the plaintiff simply makes conclusory allegations that Goldsmith and Steele are dominated by Singer because they served together on a few boards of unaffiliated companies. It is well settled that "the naked assertion of a previous business relationship is not enough to overcome the presumption of a director's



_____________________
(61) Singer is not alleged to be a majority shareholder of either Globix or American Banknote. Nor is it alleged that Singer dominates and controls the boards of these companies. Moreover, the plaintiff does not even allege that Singer appointed Steele or Goldsmith to these boards or otherwise caused them to be directors. The plaintiff only alleges that Singer serves as the chairman on the Globix and American Banknote boards and owns a significant stock interest in the companies. Compl. P. P. 6, 40.
(62) The complaint lacks any particularized factual allegations supporting an inference that Singer ever caused any financial benefits to flow to Steele or Goldsmith. See Compl. P. 39 (alleging only the conclusion that Mr. Steele "is dependent" on Steven Singer for compensation), P. P. 40, 42 (alleging that Singer dispensed "largesse" upon Smith and Goldsmith).
(63) In addition, the complaint does not allege the existence of any current relationship between Singer and Goldsmith from which one could reasonably infer that Goldsmith would be unable to consider the merits of the transactions at issue in this case. Instead, the complaint focuses on past compensations granted to Goldsmith by American Banknote without alleging facts suggesting that Goldsmith would feel indebted to Singer for the receipt of such fees.

independence."(64) Therefore, the court concludes that the plaintiff has not alleged facts sufficient to support a claim that Goldsmith and Steele are unable to impartially evaluate whether to bring this lawsuit. Thus, at the time the complaint was filed, four of the seven Motient directors (Dondero, St. John, Goldsmith and Steele) possessed the necessary independence to consider a pre-suit demand.(65)

         Moreover, the charge that the Motient board formed an executive committee that excluded Dondero in retaliation for the decision to file this action is unsupported by the well pleaded allegations of fact found in the first amended complaint. Paragraph 44 of that pleading alleges, somewhat imprecisely, that the plaintiff "submitted the original complaint for filing on August 16, 2005, immediately prior to a previously-scheduled Motient board meeting that began at 2:00 p.m. Central time." Allegedly, "at that board meeting Motient's dominated, controlled and conflicted board implemented a scheme to exclude the only truly independent director, Dondero, from management and the board."(66) While this

_____________________
(64) Orman v. Cullman, 794 A.2d 5, 27 (Del. Ch. 2002); Beam, 845 A.2d at 1050
(stating that "allegations of mere personal friendship or a mere outside business relationship, standing alone, are insufficient to raise a reasonable doubt about a director's independence"); see also In re Compucom, 2005 Del. Ch. LEXIS 145 at *37 (dismissing a derivative complaint where the plaintiff alleged facts that a director formerly served on the board of a controlling stockholder's entity and currently served on the boards of two of its subsidiaries).
(65) The complaint does not contain an allegation challenging the independence or disinterestedness of directors Dondero and St. John. Since the court found that a majority of the board could exercise independent business judgment in deciding whether to bring these claims, it need not evaluate whether the remaining directors, Kittner, Singer, and Williamson, were disinterested or lacked independence.
(66) Compl. P. 44.

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allegation is framed to create the impression that the actions taken by the board at the August 16, 2005 meeting were in reaction to the initiation of this litigation, that causal relationship cannot be inferred from the complaint.

         The complaint does not allege that the board was informed at that meeting about the present litigation. Dondero was in attendance, yet there is no allegation that he told his fellow directors about the complaint or that they otherwise discussed it. Nor does the complaint allege in so many words that the decision to form an executive committee that excluded Dondero is the result of the filing of this action. Instead, the plaintiff simply asks this court to infer that (1) the mere filing of the complaint put the board on notice of this action, and (2) the board formed an executive committee in retaliation to this action. The well pleaded allegations of the complaint do not permit the court to draw such inferences.

         A review of the court's docket shows that the complaint was not filed, as the plaintiff suggests, prior to the board meeting, but was rather filed two hours after the board meeting commenced.(67) Therefore, the court cannot reasonably conclude based on the plaintiff's allegations that the board even knew of this litigation. Nor can the court reasonably infer that the board formed an executive committee that



_____________________
(67) It is alleged that the April 16, 2005 board meeting began at 2 p.m. Central time, which is 3 p.m. Eastern time. Compl. P. 44. According to the court's docket, the original complaint in this action was filed on that day at 5:04 p.m. Eastern time.

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


excluded Dondero for no other reason than to retaliate against him for bringing this action.

         Lastly, the plaintiff alleges that the company's statement in its Form 8-K, "Motient believes that these lawsuits have no merit and intends to vigorously defend these lawsuits," evidences the board's inability to prosecute these claims.(68) The bare allegation that a company publicly announced that it believed the litigation lacked merit cannot by itself reach the heightened pleading standard of Rule 23.1. Public statements about the merits (or lack thereof) of derivative litigation are routinely made in SEC filings. It would be unreasonable for this court to conclude that a board made up of a majority of independent directors could not be asked to pursue this litigation simply because the company expressed a belief in a public filing that the claims in a series of related litigations were unfounded.(69)

         For the foregoing reasons, the court finds that the particularized factual allegations in the complaint do not create a reasonable doubt that the majority of


_____________________
(68) Compl. P. 47.
(69) Biondi v. Scrushy, 820 A.2d 1148, 1163-67 (Del. Ch. 2003), where the record revealed "an odd confluence of unusual and highly troubling facts" is not to the contrary. Unlike the present case in which Motient made a generalized statement in a Form 8-K filing expressing its management's intention to defend against the litigation, Biondi involved a great number of troubling facts pointing to a complete lack of independence on the part of the members of a special litigation committee, included but not limited to the public statement by one member, issued upon his resignation, that Scrushy-the principal subject of the investigation-had done nothing wrong.


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


the Motient board was disinterested or independent. Consequently, the court concludes that the pleaded facts are insufficient to excuse demand under the first prong of Aronson.

B.       The Second Prong Of Aronson
         ---------------------------

         Under the second prong of Aronson, demand will not be excused unless the plaintiff alleges sufficient facts to create a reasonable doubt that the transactions in question were not a valid exercise of the board's business judgment.(70) In other words, absent particularized allegations to the contrary, the directors are presumed to have acted on an informed basis and in the honest belief that their decisions were in furtherance of the best interests of the corporation and its shareholders. The court must inquire "into the substantive nature of the challenged transactions and the board's approval thereof."(71) "The plaintiff faces a substantial burden, as the second prong of the Aronson test is `directed to extreme cases in which despite the appearance of independence and disinterest a decision is so extreme or curious as to itself raise a legitimate ground to justify further inquiry and judicial review.'"(72)



_____________________
(70) 473 A.2d at 814.
(71) Id. (explaining that "the court does not assume that the transaction is a wrong to the corporation requiring corrective steps by the board. Rather, the alleged wrong is substantively reviewed against the factual background alleged in the complaint").
(72) Greenwald v. Batterson, 1999 Del. Ch. LEXIS 158 at * 20-21 (Del. Ch. July 16, 1999) (quoting Kahn v. Tremont, 1994 Del. Ch. LEXIS 41, *20 (Del. Ch. Apr. 21, 1994, rev. Apr. 22, 1994)).

         Here, the plaintiff alleges that (1) the directors paid exorbitant fees to CTA and Tejas to advise the company on certain financial transactions, and that (2) the directors permitted Gary Singer to manage the company's affairs in direct violation of an SEC injunction prohibiting him from serving as an officer or director of a public company.(73) As to the former claim, the complaint does not plead with particularity facts demonstrating a likelihood that the director defendants were grossly negligent in fulfilling their duty of procedural due care. The complaint does not properly allege that the directors failed to adequately inform themselves in connection with the retention and compensation of CTA and Tejas. In addition, there are no well-pleaded allegations of fact that a majority of the directors were financially interested in the transactions at issue. Ultimately, the complaint makes generalized allegations that do not raise a reasonable doubt that the challenged transactions were the product of due care. (74)

         At best, the plaintiff has alleged a weak claim of corporate waste. To excuse demand on the grounds of waste, the complaint must allege particularized facts


_____________________
(73) The plaintiff also asserts an unjust enrichment claim against Singer, CTA, Abbruzzese, Kittner, Aquino, Downie, and Tejas. Compl. P. 60. However, the complaint fails to allege how these defendants were enriched. The complaint does not allege that these individual defendants personally benefitted from the challenged transactions. Moreover, as a matter of law, the court cannot reasonably conclude that the defendants were unjustly enriched when Tejas and CTA received compensation for providing services to Motient pursuant to a contractual agreement approved by the Motient board.
(74) Compl. P. 19. The complaint merely states in a conclusory fashion that "the directors, other than James Dondero, provided little input and had basically no deliberation on these complicated issues involving transactions worth hundreds of millions of dollars to the company."

sufficient to create a reasonable doubt that the board authorized action on the corporation's behalf on terms that no person of ordinary, sound business judgment could conclude represents a fair exchange.(75) "That extreme test is rarely satisfied, because if a reasonable person could conclude the board's action made business sense, the inquiry ends and the complaint will be dismissed."(76)

         In this case, the complaint does not allege that CTA or Tejas were hired for other than a legitimate business purpose or that they failed to perform the tasks for which they were retained. In fact, the complaint alleges that CTA provided financial advice to Motient and Tejas served as a placement agent for several of Motient's private stock issuances.(77) The complaint merely alleges that these firms were overcompensated. This claim falls far short of meeting the stringent requirements of the waste test.

         Finally, the complaint does not allege particularized facts from which the court could reasonably infer that the board did in fact permit Gary Singer to function as an officer or director of the company in violation of the federal court injunction. There are no specific allegations that Gary Singer attended board meetings as a voting participant or approved transactions on behalf of Motient. The



_____________________
(75) Brehm, 746 A.2d at 263.
(76) Green v. Phillips, 1996 Del. Ch. LEXIS 76 at *17 (Del. Ch. June 19, 1996) (stating that "[t]o state a claim for corporate waste, the complaint must allege particularized facts showing that the corporation, in essence, gave away assets for no consideration").
(77) Compl. P. P. 17, 21, 28-31.

complaint does not even allege any particularized facts demonstrating that Gary Singer actively managed Motient.(78) The complaint merely makes the allegation that CTA compensated Gary Singer for services provided to it in connection with work done for Motient. However, the complaint does not state that Gary Singer never provided services to Motient or that this compensation was unusual or exorbitant. The court therefore cannot reasonably conclude that the board allowed Gary Singer to participate in managing Motient in violation of the SEC injunction.

         In sum, the court finds that the plaintiff has failed to allege facts with particularity indicating that the Motient directors lacked independence or took action to create a reasonable doubt that the challenged transactions were otherwise the product of a valid exercise of business judgment, and finds that demand should have been made before pursuing this action.(79)

                                      III.

         For the reasons set forth herein, the defendant's motion to dismiss is GRANTED. IT IS SO ORDERED.



_____________________
(78) In addition, the complaint does not allege that the directors were unaware of Gary Singer's involvement in the company. Thus, the lack of information regarding this matter was not an issue for the plaintiff. This is especially true since the plaintiff was a Motient director who attended the board meetings and would have first-hand knowledge of Gary Singer's alleged involvement in the company's affairs.
(79) Since the court finds that the plaintiff failed to make proper demand pursuant to Rule 23.1, it need not evaluate the defendants' other grounds on which they moved to dismiss the complaint.

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